EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces Webcast of its Fourth Quarter Earnings Conference Call on May 1, 2009

SAN RAMON, Calif. – April 16, 2009 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the fourth quarter of fiscal year 2009 on Friday, May 1, 2009, after the close of trading on the Nasdaq Stock Market.

Also on Friday, May 1, 2009, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations and future outlook.

To participate in the call, dial (866) 439-4712, and enter Access Code 235168#.  It is recommended that you call in 5 - 10 minutes prior to the start time.

This conference call will also be broadcast live via the Internet and may be accessed on our website at www.gigatronics.com under "Investor Relations".

A replay of the call will be available later on our Investor Relations website. This conference call discussion will reflect management's views as of May 1, 2009 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".